Exhibit 99.01

Investor Contact:	Press Contact:
Frank Yoshino	Katherine Lane
Vice President, Finance	Director, Corporate Communications
+1 714 885-3697	+1 714 885-3828
frank.yoshino@emulex.com	katherine.lane@emulex.com
EMULEX ANNOUNCES FIRST QUARTER FISCAL 2011 RESULTS
Net Revenues Grow 21 Percent Year-Over-Year, Totaling $103.1 Million
COSTA MESA, Calif., October 21, 2010 - Emulex Corporation (NYSE:ELX) today announced results for its first fiscal quarter ended September 26, 2010.
First Quarter Financial Highlights
•	Total net revenues of $103.1 million, an increase of 21% year-over-year and flat sequentially
•	Host Server Products (HSP) were $79.2 million, or 77% of net revenues, an increase of 23% year-over-year and 9% sequentially
•	10Gb/s Ethernet-based net revenues essentially doubled sequentially, accounting for more than 10% of HSP net revenues during the quarter
•	8Gb/s Fibre Channel-based net revenues increased to 40% of HSP net revenues during the quarter
•	Embedded Storage Products (ESP) net revenues increased 12% year-over-year and decreased 22% sequentially to $23.8 million, or 23% of net revenues
•	GAAP operating loss of $13.2 million, or 13% of total net revenues, and non-GAAP operating income of $11.6 million, or 11% of total net revenues
•	GAAP net loss of $8.1 million compared to GAAP net income of $3.8 million in Q1 of 2010. Non-GAAP net income of $9.9 million increased 43% from the comparable period of the prior year
•	GAAP loss per share of $0.10 and non-GAAP diluted earnings per share of $0.12
•	Cash, cash equivalents and investments at the end of the quarter were $175 million
•	Repurchased approximately 4.1 million shares of outstanding stock using approximately $40 million in cash

FY’11 Q1 Earnings Results
October 21, 2010

Business Highlights
•	Completed the acquisition of ServerEngines Corporation
•	Emulex named Converged Network Adapter (CNA) Market Leader for the second consecutive year in IT Brand Pulse October 2010 CNA Brand Leader Report
•
Introduced OneCommand™ Manager plug-in for VMware vCenter™ Server to simplify connectivity management of LightPulse® Fibre Channel Hosts Bus Adapters (HBAs) and OneConnect™ Universal CNA (UCNAs) in VMware vSphere™ environments

•	Gained three points of market share in total Fibre Channel adapter revenues according to Dell’Oro Group’s Q2 2010 Storage Area Network (SAN) Report
•	Emulex LightPulse 8Gb/s Fibre Channel HBAs selected for Hitachi BladeSymphony® 2000 Blade Servers
•	Announced support for 16Gb/s Fibre Channel standard
•	Announced availability of next generation InSpeed® Switch on a Chip SOC 442 Embedded Storage Switch
•	Emulex introduces management book for network convergence at Interop
Financial Results
First quarter total net revenues were $103.1 million, an increase of 21% from the comparable quarter of last year and flat sequentially. First quarter GAAP net loss was $8.1 million, or $0.10 per share, compared to GAAP net income of $3.8 million, or $0.05 per diluted share, in Q1 of fiscal 2010 and a GAAP net loss of $2.5 million, or $0.03 per share, reported in Q4 of fiscal 2010. Non-GAAP net income for the first quarter was $9.9 million, or $0.12 per diluted share. Non-GAAP net income decreased 27% from $13.5 million, reported in Q4 of fiscal 2010 and increased 43% from $6.9 million, reported in Q1 of fiscal 2010. Reconciliations between GAAP and non-GAAP results are included in the accompanying financial data.
CEO Jim McCluney commented, “Our September quarter was solid, coming in at the high end of our revenue and earnings guidance.” McCluney continued, “ HSP sequential revenue growth of 9% was the strongest we have seen for the first quarter in the past 5 years, and with a broad portfolio of new platforms just starting to ramp in September, we expect HSP to continue to drive our revenue growth into December.”

FY’11 Q1 Earnings Results
October 21, 2010

“With the completion of the ServerEngines acquisition and our 10Gb/s Ethernet-based products ramping to over 10% of our HSP revenues during the quarter, we are delivering on our commitment to being a leader in 10Gb/s Ethernet and converged networking,” concluded McCluney.
Business Outlook
Although actual results may vary depending on a variety of factors, many of which are outside the Company’s control, including the length and scope of the current economic downturn, Emulex is providing guidance for its second fiscal quarter ending December 26, 2010. For the second quarter of fiscal 2011, Emulex is forecasting total net revenues in the range of $111-$115 million. The Company expects non-GAAP earnings per diluted share could amount to $0.11-$0.13 in the second quarter. On a GAAP basis, Emulex expects a loss per share of $0.04-$0.02 in the second quarter. GAAP estimates for the second quarter reflect approximately $0.14 per diluted share in expected charges arising primarily from amortization of intangibles and stock-based compensation.
About Emulex
Emulex is the leader in converged networking solutions for the data center. Our Connectivity Continuum architecture provides intelligent networking services that transition today’s infrastructure into tomorrow’s unified network ecosystem. Emulex provides a single framework that intelligently connects every server, network and storage device within the data center. Through strategic collaboration and integrated partner solutions, Emulex provides its customers with industry leading business value, operational flexibility and strategic advantage. Emulex is listed on the New York Stock Exchange (NYSE:ELX) and has corporate headquarters in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.

FY’11 Q1 Earnings Results
October 21, 2010

Note Regarding Non-GAAP Financial Information
To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we have included the following non-GAAP financial measures in this press release or in the webcast to discuss our financial results for the first fiscal quarter which may be accessed via our website at www.emulex.com: (i) non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income, (iv) non-GAAP net income, and (v) non-GAAP diluted earnings per share. These non-GAAP financial measures exclude certain expenses and reflect an additional way of viewing aspects of our operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our results of operations and the factors and trends affecting our business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We use our non-GAAP financial measures internally to better understand and evaluate our business, prepare annual budgets, and in measuring performance for some forms of compensation.
Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:
Stock-based compensation. Although stock-based compensation represents an important part of incentive compensation offered to our key employees, we believe that exclusion of the impact of stock-based compensation assists management and investors in evaluating the period over period performance of our business operations and in comparing our performance with those of our competitors. Stock-based compensation expense will recur in future periods.
Amortization of intangibles. Amortization of intangibles generally represents costs incurred by an acquired company or other third party to build value prior to our acquisition of the intangible assets. As such, it is effectively part of the transaction costs of the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Amortization of intangibles will recur in future periods.
Severance and associated costs. We have incurred severance and certain related costs in connection with the change in employment status of certain employees, including terminations resulting from elimination of certain positions. We believe that the exclusion of such severance and related costs from the relevant non-GAAP financial measures enables management and investors to more effectively evaluate historical performance and projected costs. While severance and associated costs are generally infrequent in nature, we may incur severance or associated costs in response to changing economic conditions or in connection with acquisitions.

FY’11 Q1 Earnings Results
October 21, 2010

Broadcom’s unsolicited takeover proposal and related litigation costs. We believe that exclusion of charges related to Broadcom’s unsolicited takeover proposal and related litigation costs is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. While such costs will continue until our outstanding litigation with Broadcom has been resolved, such costs are generally unrelated to our core business and/or infrequent in nature.
Fair value adjustments on assets. We have recognized fair value adjustments in connection with certain assets. We believe that exclusion of these adjustments is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that adjustments of this type are infrequent in nature.
Tax impact associated with the option exchange. During the first quarter of fiscal 2010 we completed a shareholder approved exchange of options for restricted stock which resulted in a tax benefit. We believe the exclusion of the tax benefit related to this option exchange is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that charges of this type are infrequent in nature.
Timing difference due to using an actual interim effective tax rate versus an annualized effective tax rate. Although we are using an actual interim effective tax rate instead of an annualized effective tax rate in calculating GAAP net income, we believe that eliminating the tax impact associated with this timing difference is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that a similar adjustment may recur in future periods when the use of an annualized effective tax rate would be distortive.
“Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, and the reconciliation of forward-looking diluted earnings per share below, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. The fact that the economy generally, and the technology and storage segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. Disruptions in world credit and equity markets and the resulting economic uncertainty for our customers and the storage networking market as a whole has resulted in a downturn in information technology spending that has and could continue to adversely affect our revenues and results of operations. Furthermore, the effect of any actual or potential unsolicited offers to acquire us may have an adverse effect on our operations. As a result of this uncertainty, we are unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: slower than expected growth of the storage networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully incorporate our products into their systems; our dependence on a limited number of customers and the effects of the loss of, or

FY’11 Q1 Earnings Results
October 21, 2010

decrease or delays in orders by any such customers, or the failure of such customers to make payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our or our OEM customers’ new or enhanced products; unexpected costs associated with entry into new markets; the variability in the level of our backlog and the variable and seasonal procurement patterns of our customers; impairment charges, including but not limited to goodwill, intangible assets and equity investments recorded under the cost method; changes in tax rates or legislation; the effects of terrorist activities, natural disasters and resulting political or economic instability; the highly competitive nature of the markets for tour products as well as pricing pressures that may result from such competitive conditions; any inability to successfully implement changes in our revenue model to separately charge for software; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific computer chip solutions for selected applications; a shift in unit product mix from higher-end to lower-end or mezzanine card products; a decrease in the average unit selling prices or an increase in the manufactured cost of our products; delays in product development; our reliance on third-party suppliers and subcontractors for components and assembly; any inadequacy of our intellectual property protection or the costs of actual or potential third-party claims of infringement and any related indemnity obligations; our ability to attract and retain key technical personnel; our ability to benefit from research and development activities; our dependence on international sales and internationally produced products; the effect of acquisitions; including the recent acquisition of ServerEngines; changes in accounting standards; and the potential effects of global warming and any resulting regulatory changes on our business. We have and will incur charges associated with the acquisition of ServerEngines. As the valuation and purchase price allocation has not been finalized, we are unable to predict the impact of various post-acquisition charges, including amortization of intangibles and stock-based compensation. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in our filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.”
This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

FY’11 Q1 Earnings Results
October 21, 2010

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended
	September 26,	September 27,
	2010	2009

Net revenues	$103,097	$85,527
Cost of sales	45,702	33,421

Gross profit	57,395	52,106

Operating expenses:
Engineering and development	38,264	31,399
Selling and marketing	12,709	12,912
General and administrative	17,619	12,279
Amortization of other intangible assets	2,016	1,698

Total operating expenses	70,608	58,288

Operating loss	(13,213)	(6,182)

Nonoperating income:
Interest income	21	119
Interest expense	(375)	(2)
Other income, net	(153)	230

Total nonoperating income (loss)	(507)	347

Loss before income taxes	(13,720)	(5,835)

Income tax benefit	(5,612)	(9,673)

Net income (loss)	(8,108)	$3,838

Net income (loss) per share:
Basic	$(0.10)	$0.05

Diluted	$(0.10)	$0.05

Number of shares used in per share computations:
Basic	82,321	79,797

Diluted	82,321	80,585

FY’11 Q1 Earnings Results
October 21, 2010

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	September 26,	June 27,
	2010	2010
Assets

Current assets:
Cash and cash equivalents	$146,385	$248,813
Investments	27,128	45,990
Accounts and other receivables, net	69,486	58,479
Inventories	14,372	13,465
Prepaid income taxes	17,563	17,563
Prepaid expenses and other current assets	12,589	12,799
Deferred income taxes	17,222	19,442

Total current assets	304,745	416,551

Property and equipment, net	66,302	64,341
Intangible assets, net	360,065	138,473
Investments	1,621	—
Note receivable	—	24,466
Deferred income taxes	4,736	27,658
Other assets	19,121	17,961

	$756,590	$689,450

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$36,694	$31,377
Accrued liabilities	44,875	29,053

Total current liabilities	81,569	60,430

Other liabilities	4,081	4,287
Accrued taxes	34,395	33,551

Total liabilities	120,045	98,268

Total stockholders’ equity	636,545	591,182

	$756,590	$689,450

FY’11 Q1 Earnings Results
October 21, 2010

EMULEX CORPORATION AND SUBSIDIARIES
Supplemental Information
Historical Net Revenues by Channel and Territory:

	Q1 FY		Q1 FY
	2011	% Total	2010	% Total
($000s)	Revenues	Revenues	Revenues	Revenues	% Change
Revenues from OEM customers	$86,306	84%	$72,287	85%	19%
Revenues from distribution	16,774	16%	13,211	15%	27%
Other	17	nm	29	nm	nm

Total net revenues	$103,097	100%	$85,527	100%	21%

Asia-Pacific	$43,427	42%	$29,166	34%	49%
United States	33,420	33%	26,766	31%	25%
Europe, Middle East and Africa	24,752	24%	28,115	33%	-12%
Rest of world	1,498	1%	1,480	2%	1%

Total net revenues	$103,097	100%	$85,527	100%	21%

nm — not meaningful
Summary of Stock-Based Compensation:

	Three Months Ended
	September 26,	September 27,
($000s)	2010	2009

Cost of sales	$446	$353
Engineering and development	6,088	2,477
Selling and marketing	1,065	496
General and administrative	7,703	1,611

Total stock-based compensation	$15,302	$4,937

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin:

	Three Months Ended
	September 26,	September 27,
	2010	2009

GAAP gross margin	55.7%	60.9%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Stock-based compensation	0.4%	0.4%
Amortization of intangibles	6.0%	5.6%

Non-GAAP gross margin	62.1%	66.9%

FY’11 Q1 Earnings Results
October 21, 2010

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses:

	Three Months Ended
	September 26,	September 27,
($000s)	2010	2009

GAAP operating expenses, as presented above	$70,608	$58,288

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses:
Stock-based compensation	(14,856)	(4,584)
Amortization of other intangibles	(2,016)	(1,698)
Severance and associated costs	—	(964)
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	(1,321)	(2,610)

Impact on operating expenses	(18,193)	(9,856)

Non-GAAP operating expenses	$52,415	$48,432

Reconciliation of GAAP Operating Loss to Non-GAAP Operating Income:

	Three Months Ended
	September 26,	September 27,
($000s)	2010	2009

GAAP operating loss as presented above	$(13,213)	$(6,182)

Items excluded from GAAP operating loss to calculate non-GAAP operating income:
Stock-based compensation	15,302	4,937
Amortization of intangibles	8,209	6,424
Severance and associated costs	—	964
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	1,321	2,610

Impact on operating income	24,832	14,935

Non-GAAP operating income	$11,619	$8,753

FY’11 Q1 Earnings Results
October 21, 2010

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income:

	Three Months Ended
	September 26,	September 27,
($000s)	2010	2009
GAAP net income (loss) as presented above	$(8,108)	$3,838

Items excluded from GAAP net income (loss) to calculate non-GAAP net income:
Stock-based compensation	15,302	4,937
Amortization of intangibles	8,209	6,424
Severance and associated costs	—	964
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	1,321	2,610
Fair value adjustments on assets	353	—
Income tax effect of above items	(3,599)	(5,406)
Tax impact associated with the option exchange	—	(3,982)
Timing difference due to using an actual interim effective tax rate versus an annualized effective tax rate	(3,606)	(2,468)

Impact on net income	17,980	3,079

Non-GAAP net income	$9,872	$6,917

Reconciliation of GAAP Diluted Earnings (Loss) Per Share to Non-GAAP Diluted Earnings Per Share:

	Three Months Ended
	September 26,	September 27,
(shares in 000s)	2010	2009
GAAP diluted earnings (loss) per share as presented above	$(0.10)	$0.05

Items excluded from diluted GAAP earnings (loss) per share to calculate diluted non-GAAP earnings per share, net of tax effect:
Stock-based compensation	0.18	0.04
Amortization of intangibles	0.06	0.05
Severance and associated costs	—	0.00
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	0.01	0.02
Fair value adjustments on assets	0.01	—
Tax impact associated with the option exchange	—	(0.05)
Timing difference due to using an actual interim effective tax rate versus an annualized effective tax rate	(0.04)	(0.03)

Impact on diluted earnings per share	0.22	0.03

Non-GAAP diluted earnings per share	$0.12	$0.08

Diluted shares used in non-GAAP per share computations	83,614	80,693

FY’11 Q1 Earnings Results
October 21, 2010

Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for
Three Months Ending
December 26, 2010

Non-GAAP diluted earnings per share guidance	$0.11 - $0.13

Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP diluted earnings (loss) per share guidance:
Stock-based compensation	0.06
Amortization of intangibles	0.08
Other charges associated with Broadcom’s unsolicited takeover proposal and related litigation costs	0.00

GAAP loss per share guidance	($0.03) - ($0.01)